In re Farmland Pipe Line, Inc.		Case No. 02-50565

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF JULY, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ (30,825.48)
Materials	$ -
Direct Labor	$ -
Overhead	$ (30,825.48)
Gross Profit		$ 30,825.48

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ -
Attorney and other Professional Fees	$ -
UST Quarterly Fees	$ 3,750.00
Other Expenses-includes income tax expense and other income	$ 12,330.19
Total Operating Expenses		$ 16,080.19
Net Income (Loss)		$ 14,745.29

CURRENT ASSETS
Accounts Receivable at end of month		$ 162,051.94
Increase (Decrease) in AR for month		$ (2,528.74)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ -
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in pre-petition debt		$ -
Increase (Decrease) in post-petition debt		$ 10,433.64
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ (533,416.08)
Total Taxes Payable		$ (533,416.08)

Footnote:
Fed Income Tax (Pre)	$ (336,732.38)
Fed Income Tax (Post)	$ (196,683.70)